SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              August 31, 2001
                              ---------------
                     (Date of earliest event reported)


                    Mrs. Fields' Original Cookies, Inc.
                    -----------------------------------
           (Exact name of Registrant as specified in its charter)


 Delaware                       333-45179                  87-0552899
 --------                       ---------                  ----------
(State of                   (Commission File No.)        (IRS Employer
Incorporation)                                           Identification No.)


                  2855 East Cottonwood Parkway, Suite 400
                      Salt Lake City, Utah 84121-7050
                      -------------------------------
        (Address of principal executive offices, including zip code)


                               (801) 736-5600
                               --------------
            (Registrant's telephone number, including area code)


                                    N/A
        ------------------------------------------------------------
       (Former name or former address, if changed since last report)




                  INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS.

Mrs. Fields Reorganization

         On September 29, 2001, Mrs. Fields' Holding Company, Inc. ("Mrs. Fields"), the parent company of Mrs. Fields' Original Cookies, Inc.(the "Company"), completed a reorganization (the "Mrs. Fields Reorganization"), pursuant to which the stockholders and optionholders of Mrs. Fields contributed their shares of common stock, preferred stock and options to Mrs. Fields Famous Brands, Inc., a Delaware corporation ("Holdco"), in exchange for the same number of shares of common stock of Holdco, preferred stock of Holdco and Holdco options with essentially the same terms, except that the holders of the Holdco preferred stock have the right to vote together with the holders of the Holdco common stock on matters submitted to the vote of the common stockholders, with each preferred share having five votes and each common share having one vote. In connection with the Mrs. Fields Reorganization, provision also was made for the Mrs. Fields warrantholders to receive Holdco warrants and the Holdco common shares issuable under the warrants in exchange for their current warrants with "stapled" Mrs. Fields common stock, on the basis that the warrants and shares may only be traded together as "stapled" units and no additional shares will be issuable when the warrants are exercised.

         Immediately following and as part of the same integrated transaction as the Mrs. Fields Reorganization and pursuant to an Agreement and Plan of Merger, dated as of August 31, 2001, a wholly owned subsidiary of Holdco merged (the "Merger") with and into TCBY Holding Company, Inc. ("TCBYH"). In the Merger, each share of common stock of TCBYH was converted into the right to receive 0.369 of a share of Holdco common stock and each share of preferred stock of TCBYH was converted into the right to receive
46.79 shares of Holdco common stock. Holdco also issued approximately 53,000 shares of its common stock (valued on a per share basis at the implied value of one share of Holdco common stock at the effective time of the Merger) to Capricorn Investors II, L.P. in consideration of its cash investment of $1.2 million in Holdco, the proceeds of which were used to pay the costs of the transactions described above to the extent such costs were not paid by TCBYH or its subsidiaries because of limitations contained under agreements governing its existing indebtedness.

         As a result of the Mrs. Fields Reorganization and the Merger, Mrs. Fields and TCBYH have become first tier subsidiaries of Holdco. Giving effect to the Mrs. Fields Reorganization and the Merger, Capricorn Investors II, L.P., the former majority stockholder of Mrs. Fields, holds approximately 48% of the fully diluted common stock of Holdco, and Capricorn Investors III, L.P., the former majority stockholder of TCBYH and an affiliate of Capricorn Investors II, L.P., holds approximately 28% of the fully diluted common stock of Holdco.

         The Board of Directors of Holdco consists of all of the members of the Board of Directors of Mrs. Fields and all of the former members of the Board of Directors of TCBYH until such time as each such member's respective successors are elected and qualified or until such member's earlier death, disqualification, resignation or removal and unless and until the number of members of the Holdco Board of Directors shall be duly increased or decreased.

         No "change of control" of Mrs. Fields or its subsidiaries, including the Company, occurred under the Indenture governing 14% Senior Secured Discount Notes due 2005 of Mrs. Fields, the Indenture governing the 10 1/8% Senior Notes due 2004 of the Company, or agreements governing the Mrs. Fields' other indebtedness.

Tax Allocation Agreements

         On the closing date of the Mrs. Fields Reorganization, Mrs. Fields and its subsidiaries, including the Company, entered into an Amended and Restated Tax Allocation Agreement and a Supplement thereto, in order, among other things, (i) to reflect the fact that Holdco will replace Mrs. Fields as the common parent of the consolidated tax group, which includes Mrs. Fields, TCBYH and each of their respective subsidiaries, including the Company (the "Group"), and (ii) to provide for the equitable compensation of Mrs. Fields or its subsidiaries for the expected utilization of all or a part of certain consolidated net operating loss carryforward, which existed at the Mrs. Fields prior to the Mrs. Fields Reorganization and the Merger, by TCBYH and its subsidiaries to offset certain consolidated taxable income of the Group.

Management Agreement and Subordination Agreement

         The Company entered into a Management Agreement, dated as of May 31, 2000, as amended by Amendment No. 1 to Management Agreement, dated as of December 22, 2000(as so amended, the "Management Agreement"), by and among the Company, TCBYH, TCBY Systems, LLC, a Delaware limited liability company, which is an indirect wholly owned subsidiary of TCBYH ("Systems" and, together with TCBYH, "TCBY") pursuant to which corporate and administrative functions of TCBY were transferred to the Company and the Company manages and operates TCBY's business in exchange for a management fee and certain other amounts.

         In connection with the amendment and restatement of certain agreements governing TCBY's indebtedness, the Company, TCBY, and, for certain purposes, Americana Foods Limited Partnership, a Texas limited partnership ("Americana"), entered into Amendment No. 2 to Management Agreement, dated as of August 31, 2001 (the "Management Agreement Amendment"), pursuant to which certain terms of the Management Agreement were amended. The Management Agreement Amendment, among other things, provides for the retention of certain amounts payable under the Management Agreement and to the release of such amounts based on compliance with a ratio test under TCBY's credit agreement. The Management Agreement Amendment also reflects changes to the Management Agreement relating to (i) the allocation of certain manufacturing savings among the Company, TCBY and Americana, and (ii) the payment of a special management fee to which the Company would be entitled under certain circumstances.

         In connection with the Amendment, the Company entered into an Amended and Restated Subordination Agreement, dated as of August 31, 2001 (the "Subordination Agreement"), under which it agreed that the payment of management fees and certain other amounts to be received by the Company under the Management Agreement would under certain circumstances be subordinated to certain indebtedness of TCBY.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


Exhibit 10.1 Amendment No. 2 to Management Agreement, dated as of August 31, 2001, by and among Mrs. Fields' Original Cookies, Inc., TCBY Holding Company, Inc. and TCBY Systems, LLC., and, for certain purposes, Americana Foods Limited Partnership.

Exhibit 10.2 Amended and Restated Subordination Agreement, dated as of August 31, 2001, by and among Mrs. Fields Original Cookies, Inc., TCBY Systems, LLC, TCBY Enterprises, Inc., TCBY Holding Company, Inc. and Wells Fargo Bank, National Association.

Exhibit 10.3 Amended and Restated Tax Allocation Agreement, dated as of September 29, 2001, by and between Mrs. Fields' Holding Company, Inc., TCBY Holding Company, Inc., Mrs. Fields Famous Brands, Inc. and direct and indirect subsidiaries of Mrs. Fields Famous Brands, Inc. as set forth therein.

Exhibit 10.4 Supplement to Tax Allocation Agreement, dated as of September 29, 2001, by and among Mrs. Fields' Holding Company, Inc., all "MFH Subsidiaries" (as defined therein), TCBY Holding Company, Inc., all "TCBY Subsidiaries" (as defined therein), and Mrs. Fields Famous Brands, Inc.



                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MRS. FIELDS' ORIGINAL COOKIES, INC.


                                           By:  /s/ LARRY A. HODGES
                                                --------------------------
                                           Name:  Larry A. Hodges
                                           Title: President


Date:  October 10, 2001